EXHIBIT 99.1
                                                                ------------
                         Questar Assessment, Inc.
                          4 Hardscrabble Heights
                         Brewster, NY  10509-0382


For further information:

At Questar Assessment:                  At The Investor Relations Company:
Andrew L. Simon, Chairman & CEO         Tad Gage or Jacob Eisen
845-277-8100                            (312) 245-2700
asimon@questarai.com                    tgage@tirc.com or jeisen@tirc.com

FOR IMMEDIATE RELEASE

    QUESTAR ASSESSMENT TO RESCHEDULE FISCAL Q1 2008 CONFERENCE CALL

BREWSTER, N.Y., March 14, 2008 -- Questar Assessment, Inc. (OTCBB: QUSA) today announced that the company is rescheduling its investor conference call, that had been scheduled for March 17, 2008 at 11:00am EDT. The company will be announcing shortly a new date for the call.


ABOUT QUESTAR ASSESSMENT, INC. (formerly TASA)
Questar Assessment, Inc. headquartered in Brewster, N.Y., offers a comprehensive suite of educational assessment solutions to states, schools, school districts and to third parties. As one of the nation's leading providers, Questar provides products and services that range from test design, development, calibration, and psychometric services through print production, distribution, scanning, scoring, reporting, and data analysis services, as well as readability analysis of written materials. To meet the requirements in electronic assessment, Questar offers on-line testing services to schools and educational entities in the K-12 market as well as customized assessment engines for curriculum providers. For more information, visit the company's website at www.questarai.com.

Statements contained in this release that are not historical facts are "forward-looking" statements as contemplated by the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to risks and uncertainties, which are enumerated in the company's reports filed with The Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from those projected or implied in the forward-looking statements.

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